SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, For use of Commission only (as permitted by Rule
    14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a.12

                                   CCAIR, INC.
                (Name of Registrant as Specified In its Chapter)

                                   CCAIR, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock

(2)      Aggregate number of securities to which transaction applies:
         Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

(4)      Proposed maximum aggregate value of transaction:  Not
         Applicable

(5)      Total fee paid:  Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

(1)      Amount Previously Paid:  $0
(2)      Form, Schedule or Registration Statement No.: Not Applicable
(3)      Filing Party:  Not Applicable
(4)      Date Filed:  Not Applicable

                                   CCAIR, INC.
-------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 25, 1998

------------------------------------------------------------------------------

         Notice is hereby given that the Annual Meeting of Stockholders of CCAIR, Inc. will be held at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina on June 25, 1998 at 10:00 a.m., for the following purposes:


         1.       To elect six Directors;


         2. To approve the adoption of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000;

         3. To approve the adoption of an amendment to the Restated Certificate of Incorporation to eliminate the power of shareholders to take action by written consent without meeting;

         4.       To approve the adoption of a 1998 Stock Incentive Plan;

         5. To consider ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1998; and

         6. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


         The Board of Directors has fixed the close of business on May 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting will be available at the office of CCAIR, Inc., 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina, at least ten days prior to the Meeting.

         Your attention is directed to the accompanying Proxy Statement.


                                       By Order of the Board of Directors,



                                       Eric W. Montgomery
                                       Secretary


Charlotte, North Carolina
May 22, 1998

                  --------------------------------------------


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 25, 1998


                  -------------------------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CCAIR, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on June 25, 1998, and at any adjournment thereof. The address of the Company's principal executive office is 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina 28208. This Proxy Statement and accompanying form of proxy are expected to be mailed to stockholders on or about May 22, 1998.

         The enclosed proxy is being solicited by the Board of Directors of the Company. A stockholder who executes the accompanying form of proxy may revoke his proxy at any time before it is voted by filing with Eric W. Montgomery, Secretary of the Company, at P. O. Box 19929, Charlotte, North Carolina 28219-0929, a written revocation or a properly executed proxy bearing a later date, or by attending and voting in person at the Annual Meeting. All shares represented by valid proxies received pursuant to the solicitation and prior to the Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specifications. If no specification is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

         If a properly executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the Meeting for purposes of determining a quorum and for calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but not for purposes of calculating a vote with respect to such matter. With respect to the election of Directors, the vote required is a majority of the shares actually voted. As a result, abstentions and broker nonvotes will not affect the outcome of this matter.

         The expense of the solicitation of proxies, including the costs of preparing and distributing the proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of proxy materials, solicitation may be made in person or by telephone or telegraph by Directors, Officers or regular employees of the Company. Such Directors, Officers and employees will not receive additional compensation for such services.

         At a meeting of the Board of Directors of the Company on February 9, 1998, the directors approved a change in the fiscal year end of the Company from June 30 to December 31. This Proxy Statement reflects the change in fiscal year end and the change in the time of year for the Company's Annual Meeting of Stockholders. Information provided in this Proxy Statement will generally reflect the calendar year ended December 31, 1997 and the two prior fiscal years ended June 30, 1997 and June 30, 1996, respectively.


                          VOTING SECURITIES OUTSTANDING

         Only stockholders of record at the close of business as of May 1, 1998, will be entitled to notice of and to vote at the Annual Meeting of Stockholders. As of the close of business on May 1, 1998, the Company had 8,365,695 outstanding shares of Common Stock par value $0.01 per share; there are no other voting securities.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of May 1, 1998 the following entities were known by the Company as the beneficial owner of more than five percent of the Common Stock of the
Company:

         NAME AND ADDRESS                NUMBER OF SHARES  PERCENT OF CLASS(1)
         ----------------                -----------------------------------
         Barlow Partners, L.P.                  688,617(2)               6.9%
         65 East 96th Street
         Apr. 14A
         New York, New York  10128

         PAR Investment Partners, L.P.          685,000(3)               6.9%
         c/o Par Capital Management, Inc.
         One Financial Center
         Suite 1600
         Boston, Massachusetts  02111


-----------------------
        (1) The percentage of shares of Common Stock is based upon the outstanding shares (8,365,695) and the shares subject to rights to acquire shares presently exercisable or exercisable within sixty days of the date of this Proxy Statement (1,596,993).

        (2) Barlow Partners, L.P. is a Texas limited partnership that has sole beneficial ownership of 538,617 shares and a presently exercisable warrant to acquire 150,000 shares of Common Stock. George Murnane, III, a director and nominee for election as a director, is the sole general partner of Barlow Partners, L.P. and Barlow Partners, L.P. reports that Mr. Murnane has beneficial ownership of all of the shares. See "Security Ownership of Directors and Executive Officers" for additional information on the beneficial ownership of Mr. Murnane.

                  Barlow Partners, L.P., in an amendment filed on April 14, 1998 to its Schedule 13-D, reports that each of the limited partners of Barlow Partners, L.P. shares beneficial ownership of a portion of the shares of Common Stock held by Barlow Partners, L.P. The limited partners are Jonathan G. Ornstein, Alexius A. Dyer III and James E. Swigart.

                  Barlow Partners, L.P. states that Jonathan G. Ornstein has shared power to vote or to direct the vote and to dispose or to direct the disposition of 370,200 shares as a result of his limited partnership interest. It is reported that Mr. Ornstein has shared beneficial ownership of 44,500 shares of Common Stock held by his wife and minor children. Finally, Mr. Ornstein has sole beneficial ownership of 62,500 shares of Common Stock, including 17,500 shares which he has a right to acquire within 60 days. Mr. Ornstein reports total beneficial ownership of 477,200 shares, without giving effect to the warrant to acquire 150,000 shares, or 4.8% of the outstanding shares and presently exercisable rights to acquire Common Stock.

                  Barlow Partners, L.P. states that Alexius A. Dyer III has shared power to vote or to direct the vote and to dispose or to direct the disposition of 20,000 shares as a result of his limited partnership interest. Mr. Dyer reports total beneficial of 20,000 shares, without giving effect to the warrant to acquire 150,000 shares or less than 1% of the outstanding shares and presently exercisable rights to acquire Common Stock.

                  Barlow Partners, L.P. states that James E. Swigart has shared power to vote or to direct the vote and to dispose or to direct the disposition of 128,417 shares as a result of his limited partnership interest. It is reported that Mr. Swigart has sole beneficial ownership of 51,000 shares, including 7,500 shares which he has a right to acquire within 60 days. Mr. Swigart reports total beneficial ownership of 179,417 shares, without giving effect to the warrant to acquire
                  150,000 shares, or 1.9% of the outstanding shares and presently exercisable rights to acquire Common Stock.

        (3)       PAR  Investment  Partners,   L.P.  is  a  Delaware  limited
                  partnership ("PIP") and its general partner is PAR Group, L.P., a Delaware limited partnership ("PAR Group"). PAR Capital Management,

                  Inc., a Delaware corporation ("PAR Capital") is the sole general partner of PAR Group. PIP, PAR Group and PAR Capital jointly report that they have sole beneficial ownership of the shares.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.


                              ELECTION OF DIRECTORS

         Six Directors will be elected at the Annual Meeting to serve for a one-year term and until their successors have been duly elected and qualified. Stockholders do not have cumulative voting rights in the election of Directors. Each shareholder is entitled to one vote for each share held for each Director.

         Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election as Directors of the persons identified as nominees for Directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted FOR such other person or persons, if any, as may be nominated by the Board of Directors. All nominees have consented to be named herein as standing for election to the Board of Directors and have consented to serve if elected.

         The following information is furnished with respect to the nominees for election to the Board of Directors of the Company:



       NAME                AGE            PRINCIPAL OCCUPATION FOR PAST FIVE YEARS                   DIRECTOR SINCE
      -----               -----           -----------------------------------------                  --------------

K. Ray Allen               51       Chief Executive Officer and President, Computer                  11/15/94
                                    Intelligence, Incorporated, a computer software
                                    engineering firm (1981 to present); Chief Executive
                                    Officer and President, Burl Software Laboratories,
                                    Incorporated, a computer software development and
                                    marketing firm (1992 to June 1994).

Kenneth W. Gann            59       Chief Executive Officer and President of the Company             11/01/90
                                    (November 1990 to present).

Gordon Linkon              69       Retired (September 1993); Chief Executive Officer                11/15/94
                                    and President, USAir Shuttle, commercial airline, New
                                    York, NY (April 1992 to September 1993); Vice
                                    President USAir Express Division, USAir Group, Inc.,
                                    commercial airline, Arlington, VA (1988 to April 1992).

Eric W. Montgomery         38       Vice President of Finance, Secretary and Treasurer               11/13/97
                                    of the Company (February 1995 to present); Controller,
                                    Hunter Farms, Inc. a division of a regional grocery chain,
                                   (March 1993 to February 1995); Assistant Controller,
                                    Denny's, Inc., a restaurant chain (April 1990 to February 1993.

George Murnane, III(1)     40       Executive Vice President and Chief Financial Officer,            01/24/97
                                    International Airline Support Group, Inc. (June 1996 to
                                    present); aviation consultant (March-June 1996);
                                    Executive Vice President and Chief Operating Officer,
                                    Atlas Air, Inc. (October 1995 to February 1996);
                                    investment banker, Merrill Lynch & Co., investment
                                    banking firm (1986-1995).

Dean E. Painter, Jr.(2)    54       Chairman of the Board and Chief Executive Officer,               08/01/84
                                    CLG, Inc., computer leasing and sales company,
                                    company, Raleigh, NC (1980 to present).



(1) Mr. Murnane serves as a director of International Airline Support Group, Inc., a publicly held company listed on the American Stock Exchange.

(2) Mr. Painter serves as a director of Centura Banks, Inc., a publicly held company listed on the New York Stock Exchange.

         During the calendar year ended December 31, 1997, the Board of Directors held a total of two (2) regular and special meetings. Each Director then serving attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he served, except for Mr. Gordon Linkon who was absent for both meetings.

         The Board of Directors of the Company has the following standing
Committees: Audit Committee, Nominating Committee, Stock Option Committee and Compensation Committee. All of the Committees, except for the Audit Committee, each met once during the calendar year ended December 31, 1997.

         The Audit Committee confers with the Company's independent auditors and reviews the scope of auditing of the Company's books and accounts and the reports submitted by the auditors. The Committee also reviews, with the independent auditors and appropriate Company personnel, procedures and methods employed in connection with the Company's management policies relating to internal controls. Reports are made by the Committee to the Board from time to time. The members of the Audit Committee are Messrs. K. Ray Allen and Gordon Linkon.

         The Nominating Committee recommends to the Board the appropriate size of the Board of Directors and the names of candidates for nomination to the Board. The Committee will consider qualified candidates recommended by stockholders. In order for a candidate recommended by a stockholder to be considered as a nominee at the next Annual Meeting, the name of such candidate, together with a written description of the candidate's qualifications, must be received at the Company's principal executive offices on or before November 12, 1998. The members of the Nominating Committee are Messrs. Kenneth W. Gann and Dean E. Painter, Jr.

         The Stock Option Committee has administered the Company's Amended and Restated Stock Option Plan and will administer the 1998 Stock Incentive Plan, if adopted. This Committee is composed of Directors who will not be eligible for discretionary grants under the 1998 Stock Incentive Plan. The Committee will have full authority, in accordance with the requirements of the 1998 Stock Incentive Plan, to determine whether to grant various types of stock awards to eligible recipients and to determine the size, terms and restrictions on stock awards granted. The members of the Stock Option Committee are Messrs. Gordon Linkon and George Murnane, III.

         The Compensation Committee recommends to the Board appropriate levels and types of compensation for each Executive Officer or position and Director of the Company. The Committee will also make recommendations on various employee benefits or benefit plans considered by the Board of Directors. The members of the Compensation Committee are Messrs. Dean E. Painter, Jr. and K. Ray Allen.

         The members of the Board of Directors do not receive fees in exchange for their service to the Company. On November 14, 1996, the Board of Directors adopted a Directors' Compensation Stock Option Plan to compensate directors for their service as members of the Board of Directors. Each director received a grant of options to purchase 20,000 shares of the Company's Common Stock annually. The Directors' Compensation Stock Option Plan has been terminated and will be replaced by the 1998 Stock Incentive Plan, if adopted. Under the 1998 Stock Incentive Plan, directors will receive options to purchase 20,000 shares of Common Stock on an annual basis in lieu of directors' fees. See disclosure under headings "Compensation Committee Interlocks and Insider Participation", "Certain Relationships and Related Transactions" and "1998 Stock Incentive Plan" for additional information.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth as of May 1, 1998, certain information with respect to the beneficial ownership for each of the Directors of the Company and of all Directors and Executive Officers as a group, of the outstanding shares of the Company's Common Stock, which is the only class of voting securities of the Company. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his name, unless noted otherwise.

                                    AMOUNT AND NATURE
         NAME                    OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS(9)
         ----                    -----------------------   -----------------
Kenneth W. Gann                          400,793(1)                 4.0%
Dean E. Painter, Jr.                     332,000(2)                 3.3%
K. Ray Allen                             128,750(3)                 1.3%
Gordon Linkon                            135,000(4)                 1.4%
George Murnane, III                      711,117(5)                 7.1%

Eric W. Montgomery                        65,000(6)                 0.7%

Peter J. Sistare                          65,000(7)                 0.7%

All Directors and Executive
Officers as a Group (7 persons)         1,837,660(8)               18.4%

-----------------

           (1) Mr. Gann has the right to acquire 400,243 shares pursuant to presently exercisable options.

           (2) Mr. Painter has the right to acquire 282,000 shares pursuant to presently exercisable options and warrants.

           (3) Mr. Allen has the right to acquire 128,750 shares pursuant to presently exercisable options and warrants.

           (4) Mr. Linkon has the right to acquire 105,000 shares pursuant to presently exercisable options and warrants.

           (5) Mr. Murnane has the right to acquire 42,500 shares pursuant to presently exercisable options and warrants. Mr. Murnane has sole voting and dispositive power with respect to the 538,617 shares of the Company's Common Stock and rights to acquire 150,000 shares of Common Stock owned by Barlow Partners, L.P.. See discussion under "Security Ownership of Certain Beneficial Owners" for additional information.

           (6) Mr. Montgomery has the right to acquire 65,000 shares pursuant to presently exercisable options.

           (7) Mr. Sistare has the right to acquire 65,000 shares pursuant to presently exercisable options.

           (8) Includes 1,757,110 shares which Executive Officers and Directors have the right to acquire pursuant to presently exercisable options and warrants.

           (9) All percentage calculations assume all presently exercisable stock options and warrants have been exercised.


                                   MANAGEMENT

Executive Officers of the Company are as follows:



         NAME              AGE                                POSITION AND BACKGROUND
         ----              ---                                ------------------------
Kenneth W. Gann            59       Chief Executive Officer, President and Director of the Company (November
                                    1990 to present).


                                        5



Eric W. Montgomery         38       Vice President of Finance, Director of the Company, Secretary and Acting Treasurer
                                    of the Company (February, 1995 to present); Controller, Hunter Farms, Inc., a division of a regional grocery chain, High Point, NC (March 1993 to
                                    February 1995); Assistant Controller, Denny's, Inc., a restaurant chain,
                                    Spartanburg, SC (April 1990 to February 1993).

Peter J. Sistare           34       Vice President of Flight Operations of the Company (April 1998 to present);
                                    Vice President Operations (March 1994 to present); Vice President of
                                    Maintenance (December 1993 to March 1994); Director of Maintenance of the
                                    Company (December 1990 to December 1993).  Mr. Sistare joined the
                                    Company in April 1986 as a mechanic and has served as Manager of Avionics,
                                    Aircraft Instructor, Manager of Maintenance and Acting Director of
                                    Maintenance before assuming his position of Director of Maintenance of the
                                    Company.




                                              EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain summary information concerning the compensation paid or accrued by the Company on behalf of the Company's Chief Executive Officer. None of the Company's other executive officers had annual income in excess of $100,000, the threshold level for reporting under the SEC rules. Thus, only the Chief Executive Officer is a Named Executive Officer for purposes of disclosure under the SEC rules.




                                            SUMMARY COMPENSATION TABLE


                                                                                             =======================
                                                                                                    LONG-TERM
                                                                                                  COMPENSATION
====================================================================================================================
                                             Annual
                                       Compensation                                                  Awards
===================================================================================================================================

                                                                            Other Annual                                 All Other
      Name and              Year             Salary           Bonus         Compensation(2)         Options(2)         Compensation
 Principal Position        Ended(1)            ($)             ($)               ($)                   (#)                   ($)
====================================================================================================================================

                           12/1997           149,038           ---              -----                28,400(3)        11,513(4),(5)
Kenneth W. Gann
Chief Executive
Officer and
President
                      -------------------------------------------------------------------------------------------------------------
                           6/1997            139,181           ---              -----                32,725(3)        11,777(4),(5)
                      --------------------------------------------------------------------------------------------------------------
                           6/1996            131,040           ---              -----                33,625(3)         8,655(4),(5)

===================================================================================================================================


(1) Since the Company changed its fiscal year end from June 30 to December 31, the information in the table relates to the calendar year ended December 31, 1997 and the prior two fiscal years ended June 30, 1997 and June 30, 1996, respectively.

(2) The Company has not issued Stock Appreciation Rights (SARs). This column reflects the stock options issued under its Amended and Restated Stock Option Plan and Directors' Compensation Stock Option Plan.

(3) Mr. Gann received options to purchase 8,400, 12,725 and 19,625 shares of Common Stock in the calendar year ended December 31, 1997, and in the fiscal years ended June 30, 1997 and 1996, respectively, as additional consideration for loans to the Company. Options to purchase 4,850 shares of stock issued in calendar year ended December 31, 1997 were included in the options for fiscal year ended June 30, 1997.

(4) The Company purchased a key man life insurance policy on Mr. Gann in the face amount of $1 million; 60% of proceeds to Company and 40% to Mr. Gann's spouse. The amounts included in All Other Compensation represent that portion of the premium paid by the Company that funds the death benefit for Mr. Gann's spouse.

(5) Amounts included under All Other Compensation are for premiums for supplemental life insurance and medical insurance paid by Company.


OPTION GRANTS IN LAST CALENDAR YEAR

         The following table sets forth the individual grants of stock options made to the Named Executive Officer during the calendar year ended December 31, 1997.




                                        OPTION GRANTS IN LAST CALENDAR YEAR


====================================================================================================================================
                                                                                                      Potential Realized Value
                                                                                                          at Assumed Annual
                                          Individual                                                    Rates of Stock Price
                                            Grants                                                        Appreciation for
                                                                                                            Option Term(2)
--------------------------------------------------------------------------------------------------
                                               % of Total           Exercise
                             Options      Options Granted            or Base          Expir-
                            Granted(1)      to Employees in          Price            ation              5%             10%
         Name                  (#)             Fiscal Year           ($/sh)            Date
------------------------------------------------------------------------------------------------------------------------------------
Kenneth W. Gann               1,250               1.9%               $1.75           01/15/07        $  1,376              $ 3,486
                              1,100               1.7%               $1.875          03/20/07        $  1,297              $ 3,287
                              1,250               1.9%               $1.8175         05/14/07        $  1,429              $ 3,621
                              1,250               1.9%               $1.9375         06/17/07        $  1,523              $ 3,860
                              1,250               1.9%               $2.75           08/21/07        $  2,162              $ 5,478
                              1,175               1.8%               $3.50           10/20/07        $  2,586              $ 6,554
                             20,000               30.1%              $3.00           11/30/07        $ 37,734              $95,624
                              1,250               1.7%               $2.6563         11/25/07        $  1,879              $ 4,762
====================================================================================================================================


(1) All options granted are Non-qualified Stock Options granted under the Company's Amended and Restated Stock Option Plan or under the Company's Directors' Compensation Stock Option Plan.

(2) These amounts are based on the assumed rates of appreciation as suggested by the rules of the Securities and Exchange Commission over the remaining term of the options and do not represent a prediction by the Company of future stock prices. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table sets forth the aggregate value of unexercised options to acquire shares of Common Stock held by the Named Executive Officer on December 31, 1997 and the value realized upon the exercise of options during the fiscal year ended December 31, 1997.






                                 AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR
                                        AND CALENDAR YEAR-END OPTION VALUES

===============================================================================================================================
                                                                      NUMBER OF                          VALUE OF
                                                                      UNEXERCISED                      UNEXERCISED
                                                                        OPTIONS                        IN-THE-MONEY
                             SHARES                                       AT                              OPTIONS
                            ACQUIRED                              DECEMBER 31, 1997                AT DECEMBER 31, 1997(2)
                               ON              VALUE       _________________________          _________________________
                            EXERCISE(1)       REALIZED(1)
         NAME                  (#)              ($)        EXERCISABLE        UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------

Kenneth W. Gann                -0-              -0-           377,943             22,300      $653,378             $387
===============================================================================================================================


(1) Mr. Gann did not exercise any stock options held by him during the calendar year ended December 31, 1997.

(2) The value is calculated as the excess of market value of the Common Stock as of December 31, 1997 over the exercise price, the last trading day for the 1997 calendar year. On December 31, 1997, the last sales price for the Company's Common Stock on the NASDAQ Small Cap Market was $3.00.

COMPENSATION AGREEMENTS

         Officers of the Company, except for Mr. Gann, Chief Executive Officer, serve at the pleasure of the Board of Directors. Mr. Gann has an Employment Agreement with the Company that is described below in the Report of the Compensation Committee.



         Mr. Dean E. Painter, Jr. and Mr. K. Ray Allen were serving as members of the Compensation Committee of the Board of Directors of the Company as the calendar year ended on December 31, 1997, but were not and have not been officers or employees of the Company or any subsidiaries. Mr. John A. Adams, a director whose term expired on November 13, 1997, also served as a member of the Compensation Committee during the calendar year. Mr. Adams was not and has not been an officer or employee of the Company or any subsidiaries.

         The Company has engaged Talon Resources, Inc. over the last six fiscal years as a consultant on aviation and financial matters, including assistance in the preparation of the Chapter 11 plan of reorganization for the Company. Talon Resources has performed airline and financial planning services for the Company. It billed at an hourly rate, plus travel expenses, that has not increased since last approved in Bankruptcy Court. Records of hours for work performed are submitted to the Company's President for approval. John A. Adams, a Director of the Company, is the President and fifty-percent shareholder of Talon Resources, Inc. At the inception of the Company's relationship with Talon Resources, Inc., John A. Adams was not a Director of the Company. Since the hourly billing rate of Talon Resources, Inc. did not change while John A. Adams was a Director of the Company, the Company believes the rate charged by Talon Resources, Inc. reflects the rate which might have been obtained from a nonaffiliated party. In the calendar year ended December 31, 1997, Talon Resources, Inc. received payments in the aggregate amount of $25,162 for services rendered in late 1996 and calendar year 1997.

         During the calendar year ended December 31, 1997, Mr. Adams extended short-term secured lines of credit to the Company as follows:

=============================================================================
          DATE                               DATE          WARRANTS
         LOANED           AMOUNT            EXPIRED         GRANTED
----------------------------------------------------------------------------
        01/15/97          150,000          01/31/97          3,750
        03/20/97          150,000          04/02/97          3,750
        05/15/97          150,000          05/30/97          3,750
        06/16/97          150,000          07/08/97          3,750
===========================================================================

         The lines of credit were extended to assist the Company with short-term cash flow. The interest rate was at ten percent (10%) on the lines of credit. The lines of credit were secured by liens on certain personal property owned by the Company. As additional consideration, the Company issued warrants to purchase 2,500 shares of Common Stock at the then current market price for each $100,000 loaned. If the loan was not repaid at the end of the month in which it was made, the loan was considered a new loan for purposes of the issuance of warrants. These warrants were not issued pursuant to a plan under Rule 16b-3. Given the size of the loans and the time and expense of obtaining outside credit, the Company did not solicit these funds from unaffiliated parties.


                      REPORT OF THE COMPENSATION COMMITTEE

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT INCORPORATE BY REFERENCE, IN WHOLE OR IN PART, SUBSEQUENT FILINGS INCLUDING THIS PROXY STATEMENT, THE FOLLOWING REPORT OF THE BOARD OF DIRECTORS AS WELL AS THE PERFORMANCE GRAPH SET FORTH ON PAGE 11 HEREOF SHALL NOT BE DEEMED TO BE INCORPORATED INTO ANY SUCH FILINGS.

         The SEC rules addressing disclosure of executive compensation in proxy statements require a report by a Compensation Committee or similar entity or by the Board of Directors as a whole concerning compensation policies applicable to executive officers including the specific relationship of corporate performance to executive compensation. The focus of this Report is to be the compensation paid or accrued for the last calendar year.

         The compensation policies of the Company for the calendar year ended December 31, 1997 were established by the Compensation Committee and the Stock Option Committee of the Board of Directors. The Compensation Committee is composed of two nonemployee Directors and has oversight responsibility for executive compensation and executive benefit program of the Company, except for the Amended and Restated Stock Option Plan (the "Stock Option Plan") which is administered by the Stock Option Committee. This bifurcation of responsibilities resulted from the necessity of administration by disinterested Directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation policies during the last calendar year has focused on cash compensation in the form of annual salary and incentive compensation in the form of stock options. Given the financial circumstances during that period, the objective was to pay salaries at a level sufficient to hire and retain executive officers but consistent with the cash flow needs of the Company. Executive officers were provided opportunity for far greater compensation by the award of stock options. Directors of the Company were also compensated through the award of stock options in lieu of Directors' fees or other benefits.

         Mr. Gann's compensation has been composed of two elements: (1) a base salary, effective in 1997, of $160,000 adjusted for inflation; and (2) the awards of stock options. Mr. Gann received stock options to purchase 200,000 shares of Common Stock as an inducement to join the Company as its President and Chief Executive Officer when it was in the first phase of its Chapter 11 Reorganization proceeding. The stock options became exercisable in three roughly equal annual installments.

         Upon the recommendation of the Compensation Committee, the Company entered into a new employment agreement with Mr. Gann. This employment agreement provided for a base salary of $145,000 and contained a three-year term, commencing in February of 1997. The base salary was increased to $160,000 in November, 1997. The Compensation Committee recommended the new employment agreement in light of the uncertainties related to the Company's financial circumstances, as a means to retain the services of Mr. Gann. Other than the change of the start date for the term of three years, there was no material difference to the employment agreement then in effect.

         In November of 1997, Mr. Gann received grants of options to purchase 20,000 shares of Common Stock at market prices under the Company's Directors' Compensation Stock Option Plan. Mr. Gann also received grants of options in connection with loans made to the Company. See discussion under "Certain Relationships and Related Transactions.

         Upon recommendation of the Compensation Committee, the Board of Directors adopted on November 14, 1996, a Bonus Compensation Plan in order to provide incentives for the officers to remain with the Company. The Bonus Compensation Plan provides that two percent (2%) of the net profits of the Company above a profit target level will be set aside as a bonus pool for the officers of the Company. The Board of Directors would allocate the bonus pool among the officers after the completion of the annual audit. No officer would receive a payment under the Bonus Compensation Plan unless that officer was in the employ of the Company at the end of the fiscal year in which the allocation was made. The profit target level for the fiscal year ended June 30, 1997 was $2.5 million. Since that target level was not met, there is no bonus pool to be allocated. On account of the change in fiscal year end, no profit level target was in place for calendar year 1997. A profit target level for calendar year 1998 has yet to be determined by the Board of Directors.

         During the last calendar year, Mr. Gann's level of cash compensation was not directly related to measures of the Company's performance. The cash compensation was provided in accordance with the employment agreement stated above. Incentive compensation will be paid in the form of cash bonuses under the Bonus Compensation Plan and through the issuance of stock options. The Compensation Committee intended to set the profit target level at high levels compared to the Company's prior operating results, in order that bonus payments will be made when the Company's operating results show significant improvement. The Compensation Committee does not currently have specific policies concerning the relationship between the Company's performance and the issuance of stock options, preferring to assess each issuance of stock options in light of the surrounding facts and circumstances. The issuance to Mr. Gann of options to purchase 20,000 shares of the Common Stock of the Company during the previous calendar year was in lieu of directors' fees.

                             COMPENSATION COMMITTEE

                        Dean E. Painter, Jr. K. Ray Allen

                             STOCK OPTION COMMITTEE

                        Gordon Linkon George Murnane, III


                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative return on the Company's Common Stock since June 30, 1993 with the cumulative total return in the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NASDAQ stocks having an SIC Code's of 3700-3799, 4200-4299, 4400-4599 and 4700-4799 U.S and Foreign over the same period. The companies comprising those SIC Codes are engaged in trucking and transportation. The graph assumes an initial $100.00 investment on June 30, 1993.





                                    COMPARISON OF FIVE YEAR CUMULATIVE RETURNS
                                         PERFORMANCE GRAPH FOR CCAIR, INC.

                              PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
                                  PRODUCED ON 4/15/98 INCLUDING DATA TO 12/31/97


CRSP Total Returns Index             6/30/93        6/30/94        6/30/95        6/30/96        6/30/97       12/31/97
                                     -------        -------        -------        -------        -------       --------

CCAIR, Inc.                             100.0           25.4           40.5           27.0           23.0            38.1

NASDAQ Stock Market                     100.0          101.0          134.8          173.0          210.4           230.7
(US companies)

NASDAQ Trucking &                       100.0          102.4          114.5          126.9          145.6           165.4
Transportation Stocks



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the calendar year ended December 31, 1997, Mr. Gann extended short-term secured lines of credit to the Company. Their lines of credit were extended to assist the Company with short-term cash flow. Please refer to the disclosure under the heading "Compensation Committee Interlocks and Insider Participation" for a description of the terms of the line of credit. At his election, Mr. Gann was issued options to acquire shares of the Company's Common Stock under the Company's Stock Option Plan. See page 9 for a more complete description. Mr. Gann made loans as follows:




================================================================================
   DATE LOANED          AMOUNT         DATE EXPIRED      RELATED RIGHTS GRANTED
================================================================================
    11/25/97           $45,000           11/30/97                 1,125
    10/20/97            47,000           10/31/97                 1,175
    09/29/97            50,000           09/30/97                   -0-(1)
    08/21/97            50,000           08/31/97                 1,250
    06/17/97            50,000           06/30/97                 1,250
    05/14/97            50,000           05/31/97                 1,250
    03/20/97            44,000           03/31/97                 1,100
    01/15/97            50,000           01/31/97                 1,250
================================================================================



(1) Mr. Gann waived the grant of options in accordance with this loan.

         In July of 1997, the Company engaged Barlow Partners, L.P. to serve as its representative to negotiate a return agreement with the lessor of its Shorts 360 aircraft (the "Shorts Return Agreement"). If successful, Barlow Partners, L.P. would receive a warrant to purchase 150,000 shares of Common Stock at an exercise price of $2.00 per share. On April 21, 1998, a Shorts Return Agreement was consummated and the warrant was issued to Barlow Partners, L.P. Mr. George Murnane, a director of the Company, is the sole general partner of Barlow Partners, L.P. See Note 2 on page 2 for additional information on Barlow Partners, L.P.

         During the calendar year ended December 31, 1997, Mr. Murnane also extended short-term secured lines of credit to the Company in the amount of $150,000 on August 26, 1997, and in the amount of $150,000 on October 20, 1997. Mr. Murnane received warrants to purchase 3,750 shares of Common Stock with an exercise price of $2.875 and 3,750 shares of Common Stock with an exercise price of $3.50, respectively. See page 9 for a description of this loan program.

         The Company believes that the foregoing transactions were contracted on terms at least as favorable to the Company as could be obtained from unrelated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership or change in ownership in the Company's Common Stock with the Securities and Exchange Commission. Based solely on a review of those reports and on information supplied to the Company, without independent inquiry, all Section 16(a) filing requirements applicable to its executive Officers, Directors and greater than ten-percent shareholders were satisfied.

            AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION

         In order to integrate various previously adopted amendments to the Company's Certificate of Incorporation, the Board of Directors has adopted a Restated Certificate of Incorporation. In addition, the Board of Directors has adopted, subject to shareholder approval, two amendments to the Restated Certificate of Incorporation in the form attached as Exhibit A and has directed that they be submitted to a vote at the Annual Meeting. These amendments, as described below, will increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000 shares (Paragraph Fourth) and will eliminate the power of shareholders to take action without meeting (Paragraph Seventh). If the proposed amendments are adopted, they will become effective upon the filing of the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware.

            PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
               COMMON STOCK FROM 10,000,000 TO 30,000,000 SHARES

         The proposed amendment of Paragraph Fourth increases the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 30,000,000 shares.

         The Board of Directors believes that additional shares of Common Stock should be available for issuance by the Board of Directors from time to time for proper corporate purposes. As of May 1, 1998, the Company had authorized capital of 10,000,000 shares of Common Stock, of which 9,962,688 shares were issued and outstanding or were reserved for issuance under outstanding options or warrants to purchase Common Stock. Given that the Company has issued or reserved all but 37,312 of its currently authorized shares of Common Stock, the Board of Directors believes that additional authorized shares are necessary to be available for issuance from time to time for proper corporate purposes. The Amended Certificate of Incorporation increases the number of authorized shares of Common Stock from 10,000,000 to 30,000,000.

         The newly authorized shares will be issuable from time to time by action of the Board of Directors for any proper corporate purpose, without shareholder approval unless required under the Bylaws or applicable law of Delaware. These purposes could include payments of indebtedness with shares of Common Stock, employee stock options, directors' stock options, financings, payment of stock dividends, subdivision of outstanding shares through stock splits and corporate acquisitions.

         The additional shares of Common Stock to be authorized by the adoption of the proposed amendment will have rights identical to the shares of Common Stock currently authorized or outstanding. Adoption of the proposed amendment will not affect the rights of the holders of the shares of Common Stock currently outstanding, except for effects incidental to the issuance of those additional shares such as dilution of earnings per share or a decrease in the proportionate voting power of the currently outstanding shares of Common Stock.

         At the present time, the Company has plans to issue the newly authorized shares in connection with the Shorts Return Agreement and pursuant to the Company's 1998 Stock Incentive Plan or in accordance with the Company's established practice of issuing warrants in exchange for certain short-term secured lines of credit. The Company has no other immediate plans to issue the newly authorized shares, however, the Company may issue the shares in corporate acquisitions or financings related to the Company's efforts to increase its revenues through additional flying.

         In connection with the Shorts Return Agreement, the Company issued a promissory note in the amount of $9,725,000. This promissory note is due on August 31, 1998, but the Company may exercise an option before August 31, 1998, under which the Company will pay $1,675,000 in cash or freely tradeable stock, return $130,000 in aircraft parts and issue a convertible subordinated note with an original principal amount of $7,920,000. The convertible subordinated note is convertible into Common Stock at $7.50 per share. Based upon the closing price of the Company's Common Stock of $3.625 on April 24, 1998, the Company estimates that it will use approximately 462,000 shares of Common Stock to exercise its option and that it will need approximately 2,185,000 shares for the conversion of the note.

         Management is also proposing to its stockholders a new incentive compensation plan. Under this plan, 1,800,000 shares of Common Stock will be reserved for issuance for awards to officers, key employees and directors. See page 14 under heading "1998 Stock Incentive Plan."

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of Common Stock in a private transaction who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), shareholders nevertheless should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. In addition, the proposal to eliminate the right of shareholders to take action without meeting, set forth below, may have the effect of deterring or preventing changes in control of the Company.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK WILL BE NECESSARY FOR THE APPROVAL OF THIS AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL.

PROPOSAL TO ELIMINATE THE POWER OF SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT WITHOUT MEETING.

         The proposed amendment to Paragraph Seventh of the Restated Certificate of Incorporation provides that no action required to be taken at any annual or special meeting of the Shareholders may be taken by shareholders without meeting, and the power of the shareholders to consent in writing, without meeting, to the taking of any action is specifically denied.

         Under the General Corporation Law of the State of Delaware, unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The proposed amendment, which the Board of Directors has unanimously approved, would eliminate the ability of the shareholders to take action without a meeting of shareholders.

         Under Delaware law, when shareholders are to take action at a meeting, a corporation must give written notice of the meeting to all shareholders entitled to vote, even when one shareholder or group will have a majority of the vote to be cast. This prior notice allows minority shareholders to take whatever action they deem appropriate to protect their interests, including seeking to persuade majority shareholders to follow a different course, selling their shares or litigation. If action is taken by majority holders by written consent, no prior notice is necessary and minority holders may not have any opportunity to protect their interests. The primary purpose of the amendment is to prevent shareholder action without prior notice to all shareholders. The proposed amendment will have the effect of preventing the shareholders of the Company from taking action at any time other than an annual meeting (or a special meeting authorized by the Board of Directors or other authorized persons) to replace directors, amend the Certificate of Incorporation or take any other action authorized to be taken by shareholders under Delaware law. Such a provision may have the effect of discouraging potential purchasers from attempting to acquire control of the Company or, in some cases, may discourage the accumulation of large blocks of Common Stock.

         The Board of Directors has no knowledge of any current unsolicited effort by any party to accumulate Common Stock of the Company with a view to gaining control, and the amendment is not being proposed in response to any such action. The Board of Directors believes that it is important that shareholders be able to discuss matters which may affect their rights, that the Board and the shareholders be able to give advance consideration to any such action, and that it is therefore appropriate for shareholders of a publicly held corporation to take such action affecting the corporation and its shareholders only at a meeting.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK WILL BE NECESSARY FOR THE APPROVAL OF THIS AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL.


                            1998 STOCK INCENTIVE PLAN

         On April 27, 1998, the Board of Directors adopted the 1998 Stock Incentive Plan (the "1998 Plan") subject to stockholder approval. At the time of this adoption, the Company had two stock options plans -- the Amended and Restated Stock Option Plan (the "Stock Option Plan") and the Directors' Compensation Stock Option Plan (the "Directors' Plan"). Out of the authorized 1,375,000 shares under the Stock Option Plan, at April 24, 1998, options to purchase 571,832 shares had been exercised, options to purchase 778,243 shares were granted and outstanding and options to purchase 24,925 shares were available for issuance. Out of the 300,000 authorized shares under the Directors' Plan, at April 24, 1998, options to purchase 235,000 were granted and outstanding, none had been exercised and options to purchase 65,000 shares were available under the Plan. The Stock Option Plan will terminate by its terms on February 12, 1999 and the Directors' Plan will terminate by its terms on November 14, 1999.

         In light of the limited number of shares available for the grant of options and the impending termination of both plans, the Board of Directors determined, therefore, that the Stock Option Plan and the Directors' Plan shall be terminated and that a new stock incentive plan be adopted and presented to shareholders for approval. The 1998 Plan has been developed to provide various incentive grants in addition to the stock options under the prior plans. The Company believes that the 1998 Plan will assist the Company in meeting the competitive demands of attracting and retaining a productive work force. At the same time, the Company will continue to use incentive compensation as a significant part of its compensation policies to compensate officers, key employees and directors.

         The maximum number of shares to be issued under the 1998 Plan will be 1,800,000 shares of Common Stock. The exercise price for options granted under the 1998 Plan is at least equal to 100% of the fair market value of the Common Stock of the Company on the date of grant. The 1998 Plan permits the granting of stock options, including incentive stock options ("ISOs") as defined under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") which do not qualify as ISOs. The purpose of the 1998 Plan is to reward and provide incentives for executive officers and key employees of the Company by providing them with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in its continued success and progress. The purpose of the 1998 Plan is also to retain the services of executive officers and key employees as well as to assist in attracting new executive officers and key employees.

         The 1998 Plan is administered by the Stock Option Committee, which has the sole and complete authority to select the employees (including executive officers) who will receive options under the 1998 Plan. The Stock Option Committee has the authority to determine the number of stock options to be granted to eligible individuals, whether the options will be ISOs or NQSOs and the terms and conditions of the options (which may vary from grantee to grantee). The Stock Option Committee determines the period for which each stock option may be exercisable, but in no event may a stock option be exercisable more than ten years from the date the option becomes vested. The number of shares available under the Stock Option Plan and the exercise price of the options granted thereunder are subject to adjustment by the Stock Option Committee to reflect stock splits, stock dividends, recapitalization, mergers, or other major corporate actions.

         The Stock Option Committee also has the authority under the 1998 Plan to grant Stock Appreciation Rights ("SARs") to employees. SARs confer on the holder a right to receive, upon exercise, the excess of the fair market value of one share on the date of exercise over the grant price of the SAR as specified by the Committee, which price may not be less than 100% of the fair market value of one share on the date of grant of the SAR. The grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any SAR are determined by the Committee.

         The 1998 Plan also provides for an annual grant of stock options to the directors of the Company. Each director receives an option to acquire 20,000 shares of the Company's Common Stock on the date of the Company's Annual Meeting of Shareholders. If a director is first elected to the Board on a date other than the Annual Meeting of Shareholders, then the number of options granted is adjusted to reflect the period of service on the Board until the next Annual Meeting of Shareholders. Options granted to directors are not exercisable for a period of six months after the date of grant.

         The Board of Directors may discontinue, amend, or suspend the 1998 Plan in a manner consistent with the Stock Incentive Plan's provisions, provided such changes do not violate the federal or state securities laws.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE AND PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING WILL BE NECESSARY FOR APPROVAL OF THE 1998 PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as independent certified public accountants to examine the Company's financial statements for the next fiscal year ending December 31, 1998. This selection is being presented to the stockholders for their ratification at the Annual Meeting. Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen as independent public accountants.


                          PROPOSALS OF SECURITY HOLDERS

         It is expected that the Company's Annual Meeting in 1999 will be held on or about May 15, 1999. Stockholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or about November 13, 1998. Any shareholder proposal must also be proper in form and substance as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters are properly brought before the Annual Meeting,however, the persons named in the accompanying form of proxy will vote the proxy on such matters in accordance with their best judgment.


INCORPORATION BY REFERENCE

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission at Washington, D.C., at prescribed rates. In addition, the Company's Common Stock is quoted on the Nasdaq SmallCap Market of the Nasdaq Stock Market (the "Nasdaq SmallCap Market") and reports, proxy statements and other information filed by the Company with Nasdaq Stock Market may be inspected at its offices located at 1735 K Street, N.W., Washington, D.C. 20006-1500.

         In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

         As part of this Proxy Statement, the Company incorporates by reference its Annual Report to Shareholders containing all of the information as set forth in its Transition Report on Form 10-K for the period from July 1, 1997 to December 31, 1997, as filed with the Commission on May 11, 1998. The Company's Annual Report is being sent to shareholders with this Proxy Statement.

         Upon written request, the Company will provide a copy of the exhibits to the Transition Report on Form 10-K for the period ended December 31, 1997 to any shareholder of record or any shareholder who owned Common Stock listed in the name of a bank or broker, as nominee, at the record date. Requests should be addressed to the Company, to Mr. Eric W. Montgomery, Secretary, P.O. Box 19929, Charlotte, NC 28219. Written requests may also be sent via facsimile to Mr. Montgomery at (704) 359-0351.



By Order of the Board of Directors
May 22, 1998

                                                                     EXHIBIT A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   CCAIR, INC.
     CCAIR, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is CCAIR, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Carolina Sunbird Airlines, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 16, 1984, and has been subsequently amended from time to time (the original Certificate of Incorporation and all amendments thereto are hereby collectively referred to as the "Certificate of Incorporation").

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation.

         3. This Amended and Restated Certificate of Incorporation set forth below was approved by the Corporation's Board of Directors and Stockholders and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the stockholders of the Corporation having approved this Amended and Restated Certificate of Incorporation at a meeting of stockholders duly held on ___________, 1998 at which a quorum was present.

         4. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

         First.            The name of the Corporation is CCAIR, Inc.

         Second. The address of its registered office in the State of Delaware is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is the Corporation Trust Company.

         Third. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of Delaware.

         Fourth. The total number of shares which the Corporation has authority to issue is Thirty Million (30,000,000) shares of Common Stock, par value of One Cent ($0.01) per share, with each stockholder of the Corporation entitled to one (1) vote for each share of Common Stock held by such stockholder.

         Fifth. The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation. Election of Directors need not be by written ballot.

         Sixth.            The name and mailing address of the incorporator is:

                                                   L. M. Curtis
                                               100 West Tenth Street
                                            Wilmington, Delaware  19801

         Seventh. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by stockholders without meeting, and the power of stockholders to consent in writing, without meeting, to the taking of any action is specifically denied.

         Eighth. No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, provided that nothing contained in this
                           Article 8 shall eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware of
                           (iv) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this article by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         Ninth. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles Seventh and Eighth and this article may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding shares of voting stock of this Corporation.


         IN WITNESS WHEREOF, said CCAIR, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Kenneth W. Gann, its
President, and Eric W. Montgomery, its Secretary, this    , day of     , 1998.



                                   CCAIR, INC.



                                    By:
                                       ------------------

                                    Title:    President
                                          ----------------------
Attest:



-----------------------------------
Secretary

------------------------------------------------------------------------------
                                    APPENDIX




PROXY
(side one)


                                   CCAIR, Inc.
                          4700 Yorkmont Road, Suite 205
                         Charlotte, North Carolina 28208

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of CCAIR, Inc. (the "Company") hereby constitutes and appoints Kenneth W. Gann and Peter J. Sistare, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all the shares of Common Stock of the Company held of record by the undersigned on May 1, 1998 at the Annual Meeting of the Stockholders of the Company to be held on June 25, 1998 and at any and all adjournments thereof.
1.       PROPOSAL TO ELECT THE SIX NOMINEES LISTED BELOW AS DIRECTORS TO SERVE
         FOR A TERM EXPIRING AT THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING
         DECEMBER 31, 1998 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND
         QUALIFIED.

         ____     FOR all nominees listed (except as marked to the contrary below)

         ____     WITHHOLD AUTHORITY to vote for all nominees listed below

         (Instruction:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

         NOMINEES:  Kenneth W. Gann, Dean E. Painter, Jr., K. Ray Allen, Gordon Linkon,
         George Murnane, III and Eric W. Montgomery.

2.       PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
         THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO
         30,000,000.

         ____     FOR                       ____     AGAINST                    ____    ABSTAIN

3.       PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO
         ELIMINATE THE POWER OF SHAREHOLDERS TO TAKE ACTION WITHOUT MEETING.

         ____     FOR                       ____     AGAINST                    ____    ABSTAIN


4.       PROPOSAL TO ADOPT THE 1998 STOCK INCENTIVE PLAN

         ____     FOR                       ____     AGAINST                    ____    ABSTAIN

5.       PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT
         AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         ____     FOR                       ____     AGAINST                    ____    ABSTAIN



PROXY
(side two)


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, IN THEIR SOLE DISCRETION.


Dated:                                                 , 1998
                     ----------------------------------

                     ----------------------------------

                     ----------------------------------
                  Signature of Stockholder(s)
                  Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or aprtnership, or as attorney, agent or fiduciary, please indicate the capacity in which you are signing.


PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.